Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

420 Montgomery Street

San Francisco, CA

94163

(Address of principal executive offices)

(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN  55479
 (agent for services)

Dollar General Corporation

(Exact name of obligor as specified in its charter)

Tennessee	61-0502302
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 Mission Ridge

Goodlettsville, TN	37072
(Address of principal executive offices)	(Zip code)

10.625% SENIOR NOTES DUE 2015
(Title of the indenture securities)

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

                                                Comptroller of the Currency,

                                                Treasury Department

                                                Washington, D.C.  20230

                                                Federal Deposit Insurance Corporation

                                                Washington, D.C. 20429

                                                Federal Reserve Bank of San Francisco

                                                San Francisco, CA  94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

                                                The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

                                                                None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                                                         Not applicable.

Item 16.  List of Exhibits.                                                               List below all exhibits filed as a part of this Statement of Eligibility.

                                                                                                                                                                                                Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.                                                                                                A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.                                                                                                A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.                                                                                                A copy of the authorization of the trustee to exercise corporate trust powers.  A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.                                                                                                Copy of By-laws of the trustee as now in effect. *

Exhibit 5.                                                                                                Not applicable.

Exhibit 6.                                                                                                The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.                                                                                                Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                                                                                Not applicable.

Exhibit 9.                                                                                                Not applicable.

*                                         Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on this 21st day of December 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

Exhibit 6

December 21, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,302
Interest-bearing balances		1,022
Securities:
Held-to-maturity securities		0
Available-for-sale securities		48,254
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		15,276
Securities purchased under agreements to resell		1,881
Loans and lease financing receivables:
Loans and leases held for sale		21,274
Loans and leases, net of unearned income	277,174
LESS: Allowance for loan and lease losses	2,569
Loans and leases, net of unearned income and allowance		274,605
Trading Assets		5,557
Premises and fixed assets (including capitalized leases)		4,240
Other real estate owned		861
Investments in unconsolidated subsidiaries and associated companies		421
Intangible assets
Goodwill		9,718
Other intangible assets		19,391
Other assets		30,644

Total assets		$445,446

LIABILITIES
Deposits:
In domestic offices		$269,857
Noninterest-bearing	68,381
Interest-bearing	201,476
In foreign offices, Edge and Agreement subsidiaries, and IBFs		59,766
Noninterest-bearing	11
Interest-bearing	59,755
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		12,491
Securities sold under agreements to repurchase		6,758

Dollar Amounts
In Millions
Trading liabilities	3,109
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	26,482
Subordinated notes and debentures	10,896
Other liabilities	14,803

Total liabilities	$404,162

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,692
Retained earnings	14,509
Accumulated other comprehensive income	506
Other equity capital components	0

Total equity capital	41,227

Total liabilities, minority interest, and equity capital	$445,446

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt